Exhibit 99.8

GENERAL ASSIGNMENT AND BILL OF SALE

THE STANDARD REGISTER CORPORATION, an Ohio corporation (“Seller”), for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and pursuant to, and in accordance with, the Asset Purchase Agreement dated as of the date hereof (the “Asset Purchase Agreement”) among EXPED, LLC, an Ohio limited liability company ("Purchaser”),  DOUBLEDAY HOLDINGS, LLC, an Ohio limited liability company ("DoubleDay"),  and Seller (unless otherwise defined herein, terms defined in the Asset Purchase Agreement are used herein as therein defined) and notwithstanding that certain of the Assets may be transferred, assigned or conveyed by separate and specific deeds or other instruments of transfer, assignment or conveyance, by these presents does hereby sell, assign, transfer and convey to Purchaser all of Seller’s right, title and interest in, to and under the Assets.

Seller hereby agrees that it shall, at any time and from time to time after the date hereof, upon the request of Purchaser, do, execute, acknowledge, deliver or file, or cause to be done, executed, acknowledged, delivered or filed, all such further acts, deeds, transfers, conveyances or assignments as may be reasonably requested by Purchaser for better transferring, conveying or assigning to Purchaser any of the Assets.

Nothing contained in this Bill of Sale shall be deemed to supersede or expand any of the obligations, agreements, covenants or warranties of Seller in the Asset Purchase Agreement.

This Bill of Sale shall be governed by and construed in accordance with the laws of the State of Ohio, without regard to any conflict-of-laws provisions thereof.

IN WITNESS WHEREOF, the Seller has caused this Assignment to be executed effective as of April __, 2007.

THE STANDARD REGISTER COMPANY

By:  ______________________________

Its:  ______________________________

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